FOR IMMEDIATE RELEASE
June 4, 2003

For further information contact:
Ralph A. Fernandez
Vice President and Chief Financial Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

                          Synergy Financial Group, Inc.
                 Announces Stock Purchases to Fund Benefit Plan

Cranford, New Jersey, June 4, 2003 - John S. Fiore, President and
Chief Executive Officer of Synergy Financial Group, Inc. (the "Company") (OTCBB:
SYNF), the middle-tier stock holding company of Synergy Bank and Synergy Financial Services, Inc., announced today that the Company intends to purchase up to 56,685 shares of its common stock in open market transactions for use by the Company's 2003 Restricted Stock Plan. Such plan was approved at the Company's Annual Meeting of Stockholders held on April 22, 2003. Such stock purchases will be made from time to time in the market based upon stock availability, price and Company financial performance. It is anticipated that such purchases will be made during the next year, although no assurance may be given when such purchases will be made or the total number of shares that will be purchased.

About Synergy Financial Group, Inc.
Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking and financial services through a network of 18 branch offices located in Middlesex, Monmouth, Morris and Union counties New Jersey.


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Forward-Looking Statements
This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may," are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements for the reasons, among others, discussed under the heading "RISK FACTORS" in Synergy Financial Group, Inc.'s August 9, 2002 Prospectus.

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